EXHIBIT (KK) - AMENDMENT TO STOCKHOLDERS AGREEMENT

                                 AMENDMENT TO
                            STOCKHOLDERS' AGREEMENT
                                      FOR
                           GOLDEN EAGLE GROUP, INC.

      THIS AMENDMENT, dated as of this 12th day of December, 1996, to the original Stockholders' Agreement dated and entered into as of the 1st day of March, 1994 (the "Stockholders' Agreement"), by and among Golden Eagle Group, Inc., a Delaware corporation (hereinafter referred to as "GEG"), Compagnie Daher, a French corporation ("CieD"), Patrick H. Weston ("Weston"), Gary M. Goldfarb ("G. Goldfarb"), William Goldfarb ("W. Goldfarb"), and Carlos Macaluso ("Macaluso") (hereinafter referred to separately and collectively as the "Shareholder" and the "Shareholders" respectively), and among the Shareholders themselves.

                              W I T N E S S E T H :

      WHEREAS, the Shareholders collectively are the owners of a majority of the outstanding shares of capital stock in GEG; and

      WHEREAS, the Shareholders on March 1, 1994, previously entered into the Stockholders' Agreement ("Stockholders' Agreement") with regard to operation of GEG and wish to modify certain terms thereof;

      WHEREAS, for good and valuable consideration, GEG and the Shareholders have agreed to impose certain restrictions on rights with regard to the voting of stock of GEG; and

      WHEREAS, the Shareholders mutually agree that it is to their mutual benefit and in the best interests of GEG to provide for the orderly administration and operation of GEG.

      NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other valuable consideration, the sufficiency and receipt of which is hereby acknowledged, it is mutually agreed by and among the parties to this Amendment to the Agreement as follows:

         1. Reference is made to that other certain Agreement and Plan of Merger dated as of March 1, 1994 (the "Merger Agreement") by and among GEG, GAC Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of GEG ("GAC"), DAHER, CieD, and Weston. Pursuant to the Merger Agreement, GEG did acquire all of the issued and outstanding capital stock of DAHER by merger of GAC with and into DAHER (the "Merger"). In order to provide for the orderly administration and operation of GEG subsequent to the Closing Date, the parties hereto agreed in the Stockholders' Agreement to certain terms and conditions with regard to the operation of GEG after the merger. The terms and conditions of this Amendment hereby modify and supercede the terms and conditions of the Stockholders' Agreement and the Merger Agreement to the extent required to effectuate the terms and conditions contained herein.
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         2. As provided in the Merger Agreement, the Board of Directors of GEG
shall have seven members. The Merger Agreement provides that CieD shall have the right to designate four of the seven directors, those four currently are Patrick Daher, Patrick H. Weston, John Darden and Keith Bates ("CieD Designees"). The former GEG Board of Directors (pre-merger)has the right to designate three of the seven directors, those three currently are William Goldfarb, Gary Goldfarb and Carlos Macaluso (the "GEG Designees").

         By this Amendment, the parties agree that one of the Board positions currently guaranteed to Gary Goldfarb will be released effective on the date of this Amendment. The new board designee to the seven member board who shall take Gary Goldfarb's place shall be nominated by a Nominating Committee established by the Board of Directors (the "Nominating Committee Designee"), and shall be elected by a simple majority vote of the Shareholders of GEG, as provided in the by-laws of GEG.

         3. The parties agree that the remaining two board positions held by William Goldfarb and Carlos Macaluso may only be held by those two persons and that the board positions are not assignable or transferable in any way. When either of these two gentleman relinquish their board seat, such seat shall then be filled through the Nominating Committee process as set out above. Such nominee shall be elected by a by a simple majority vote of the Shareholders.

         4. Unless amended by the terms hereof, the terms and conditions of the Stockholders' Agreement of March 3, 1994 shall remain in force and effect.

         5. All terms not otherwise defined herein shall have the same meaning as set forth in the Merger Agreement or the Stockholders' Agreement.

         6. It is agreed that the parties may treat signed fax copies of this Agreement as originals until such time as the actual signed originals are exchanged by the parties.

         IN WITNESS WHEREOF, the parties hereto warrant each to the other that they have read this Amendment in its entirety, understand all its terms, and execute this Amendment and its duplicate originals as of the date first above written with full knowledge of its significance.

                                          GOLDEN EAGLE GROUP, INC.
                                          By:  /s/ Patrick H. Weston
                                          Name:    Patrick H. Weston
                                          Title:   President & CEO

                                          SHAREHOLDERS

                                          /s/ Gary M. Goldfarb
                                          /s/ Carlos Macaluso
                                          /s/ William Goldfarb

                                          COMPAGNIE DAHER
                                          By:   /s/ Patrick Daher
                                          Name:     Patrick Daher
                                          Title:    Chairman